SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only
[ ] Definitive Proxy Statement (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             TALK VISUAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing party:
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    4) Date Filed:

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

[Logo]                                                   Talk Visual Corporation
                                                           3550, Biscayne Blvd
                                                             Miami FL. 33137
                                                            Tel 305 572 0575
                                                            Fax 305 572 0576

                             TALK VISUAL CORPORATION

                                   -----------

                    Notice of Annual Meeting of Stockholders
                           to be held August 12, 2002

                                   -----------

                                                            Miami, Florida
                                                            June 28, 2002

To the Holders of Common Stock
of TALK VISUAL CORPORATION

          The Annual Meeting of the Stockholders of TALK VISUAL CORPORATION will be held at 3550 Biscayne Blvd, Suite 704, Miami, Florida, on Monday, August 12, 2002 at 10:00 A.M., local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

          1. to elect directors of the Company for the ensuing year;

          2. to amend the Company's Articles of Incorporation to give the Board of Directors the authority to effect a reverse split of the Company's common stock without having to correspondingly reduce the number of authorized shares of common stock.

          3. to approve the re-appointment of Mayer Rispler & Company, P.C. to serve as the Company's independent auditors for the Company's fiscal year ending December 31, 2002; and

          4. to transact such other business as may properly come before the Meeting or any adjournment or postponements thereof as well as on matters related to the conduct of the Meeting.

          The close of business on June 19, 2002 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

                       By Order of the Board of Directors,

                                        /s/ Clinton H. Snyder
                                   -------------------------------
                                            Secretary

          You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                 PROXY STATEMENT

This Proxy Statement, which will be mailed commencing on or about June 28, 2002 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Talk Visual Corporation (the "Company") for use at the 2002 Annual Meeting of Stockholders (the "Meeting") to be held on August 12, 2002, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 3550 Biscayne Blvd., Suite 704, Miami, Florida 33137.

Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

At the close of business on June 19, 2002, the record date stated in the accompanying Notice, the Company had outstanding 149,216,741 shares of common stock, $.001 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting.

Directors are elected by plurality vote and therefore, abstentions and broker non-votes (as hereinafter defined), will have no effect on the outcome of this vote. Adoption of Proposal II will require the affirmative vote of a majority of the outstanding shares of common stock and adoption of Proposal III will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of Proposal II, abstentions and broker non-votes will have the same effect as a vote against the matter. For the purpose of determining the vote required for approval of Proposal III, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his Proxy to vote the Proxy as to Proposal III, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a Proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                            I. ELECTION OF DIRECTORS

Four directors will be elected at the Annual Meeting of Stockholders to be held on August 12, 2002, each to serve until the 2003 Annual Meeting of Stockholders and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the nominees listed in the following table, unless otherwise instructed in such Proxy. All of such nominees are presently serving as directors. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the nominees named will be unable or will decline to serve.

Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

Name and Certain Biographical Information

CLINTON H. SNYDER, age 47, has been a Director of the Company since June, 2000. From 1975 to 1982 he served as auditor and business consultant with the public accounting firm of Stegman & Associates. From 1982 to 1985 he served as Finance Officer for a multi-national construction products and real estate development firm in Baltimore, Md. From 1985 to 1990 he served as Executive Officer for Finance and Administration with North American Beauty Services, Inc., a wholesale and retail distributor of beauty products. From 1990 to 1992, he served as Vice President of Finance for Innovative Telecom Company, Inc., a telecommunications provider. From 1992 to 1998, he served as a business consultant, financial and tax strategist for companies throughout the New England area.

ANDREW T. SILBER - Age 32, has served as a director and as Director of Sales of the Company since October 2001. In 1992 Mr. Silber co-founded Business Advantage Group, a telecommunications consulting firm. He served as Vice President of Operations of Business Advantage Group until 1998. From July 1999 to September 2001 he served as Director of Sales of IDS Telcom in Miami, Florida, a competitive local exchange and long distance carrier. Mr. Silber received a B.S. in Management and International Finance from the University of Miami.

HARLEY L. ROLLINS - Age 30, has served as Chairman of the Company since June 2002. Mr. Rollins has also served as a director and as President and Chief Executive Officer since February 2002 and as Chief Financial Officer of the Company since January 2002. From 1993 to 1995 he worked as an auditor and tax associate for Deloitte and Touche LLP. From 1995 to 1996, Mr. Rollins served as Director of Finance and SEC Reporting at TresCom International, Inc., a publicly-traded international telecommunications company. From August 1996 to May 1997, Mr. Rollins was the Director of Finance, Treasury and External Reporting for US One Communications Corporation, a competitive local exchange carrier. From May 1997 to March 2001, Mr. Rollins served as Chief Financial Officer of Technology Control Services, Inc. (TCS), a telecommunications software provider. During his tenure at TCS, Mr. Rollins also served as Managing Director of Interglobe Telecommunications, Ltd., a London, England based telecommunications provider. Mr. Rollins is a partner with Tatum CFO Partners, LLP.

JOSEPH A. GUZMAN - Age 46, has served as a director of the Company since May 2002. From 1981 to 1998 he worked with AT&T in a variety of positions from account executive to Vice President of Field Operations for AT&T's Latin America & Caribbean Communications' Services Group. From 1998 to November of 2001, Mr. Guzman worked with Global Crossings most recently as the Chief Operating Officer for Global Crossing's Latin America Division. Mr. Guzman has served in the California Air National Guard and holds a B.S. in Finance from California State University Hayward.

During the fiscal year ended December 31, 2001 the Board of Directors of the Company met 6 times. The Board members, during their term in 2001, attended at least 75% of the meetings of the Board of Directors and meetings of any committees of the Board of Directors on which such person served which were held during the time that such person served. Eugene A. Rosov resigned from the Board of Directors on February 12, 2002. Michael J. Zwebner resigned from the Board of Directors and as Chairman of the Board on June 20, 2002. Alexander Walker, Jr. is not standing for re-election as a director of the Company.

Committees of the Board of Directors

The Board of Directors has appointed an Audit Committee and a Compensation Committee

The members of the Audit Committee as appointed are Harley L. Rollins, Clinton
H. Snyder and Joseph A. Guzman. During the fiscal year ended December 31, 2001, the Audit Committee, comprised of Eugene A. Rosov (resigned February 12, 2002), Alexander Walker Jr. (resigned from Committee March 19, 2002) and Mr. Snyder, met on two occasions. The Audit Committee is responsible for reviewing financial statements, consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditors' activities and fees.

The members of the Compensation Committee as appointed are Messrs. Rollins, Snyder and Guzman. During the fiscal year ended December 31, 2001, the Compensation Committee, comprised of Michael J. Zwebner (resigned June 20,
2002), Mr. Rosov (resigned February 12, 2002) and Curtis T. Orgle (resigned March 19, 2002), met on two occasions. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of all officers of the Company and issuances of equity securities and options of the Company to directors, officers, employees and consultants of the Company.

Audit Committee Report

Report of the Audit Committee

To the Board of Directors of Talk Visual Corporation:

We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2001. We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, as may be modified or amended, and have discussed with the auditors their independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

Audit Committee

     Eugene A. Rosov
     Alexander Walker, Jr.
     Clinton H. Snyder

Compensation of Directors

The Company does not have an established compensation plan pursuant to which directors of the Company are compensated for any services provided as a director. However, the Compensation Committee can determine appropriate compensation for directors who are not current employees of the Company ("non-employee directors"). In a meeting held on June 20, 2002, the Compensation Committee recommended and the Board of Directors approved that non-employee directors elected for the term beginning on August 12, 2002 are entitled to receive 150,000 shares of the Company's common stock as compensation for services provided as a director.

Compensation of Executives

The following table sets forth certain summary information concerning compensation paid or accrued by the Company on behalf of (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary and bonus for fiscal year 2001 exceeded $100,000 (the "Named Executive Officers") with respect to services rendered by such persons to the Company and its subsidiaries for each of the fiscal years ended December 31, 2001, 2000 and 1999:

                           Summary Compensation Table

                                                               Long-Term Compensation
                                                 Other Annual          Awards
                                        Salary   Compensation     ---Securities---
Name and Principal Position     Year     ($)          ($)       Underlying Options(#)
---------------------------     ----    ------   ------------  ----------------------
Michael J. Zwebner              2001     -0-       $120,000(1)       4,000,000(2)
  Chairman of the               2000     -0-       $120,000(1)          -0-
  Board of Directors            1999     -0-       $120,000(1)          -0-

Eugene A. Rosov (3)             2001  $200,000        -0-            3,000,000(4)
  Chief Executive Officer,      2000  $150,000        -0-               -0-
  President and Director        1999  $148,961     $112,500(5)          -0-

Clinton H. Snyder, CPA (6)      2001  $132,000        -0-            3,000,000(7)
  Chief Financial Officer,      2000  $120,000        -0-               -0-
  Director and Secretary        1999  $120,000        -0-               -0-

Pedro Sanchez (8)               2001  $104,250        -0-              500,000
  Chief Technical Officer       2000  $ 59,846        -0-               -0-
                                1999  $  -0-          -0-               -0-

-----------
(1) Mr. Zwebner's compensation is paid under a contract with Overseas Communication, Ltd., an Israeli company. For 2001, $90,000 of this amount was paid by the issuance of 1,828,989 shares of common stock at $0.0547 per share on December 21, 2000 and for 1999, all of the obligation was paid for by the issuance of 1,698,014 shares at $0.0766 per share on November 4, 1999. Mr. Zwebner resigned as Chairman of the Board and a director on June 20, 2002.
(2) In December 2001, the Board authorized the issuance of 4,000,000 restricted shares of common stock to Mr. Zwebner under the Company's stock compensation plan. In exchange for waiving future consideration as Chairman of the Board of the Company, the restriction on these shares was lifted. These shares were issued in January 2002.
(3) Mr. Rosov became Chief Executive Officer on November 6, 1998. Mr. Rosov resigned as President and Chief Executive Officer on February 13, 2002.
(4) In December 2001, the Board authorized the issuance of 3,000,000 restricted shares of common stock to Mr. Rosov under the Company's stock compensation plan. As part of his separation agreement with the Company, the restriction on these shares was lifted. These shares were issued in January 2002.
(5)  Paid by the issuance of 50,000 shares on June 8, 1999, at a value of $2.25.
(6)  Mr. Snyder resigned as Chief Financial Officer on January 18, 2002.
(7) In December 2001, the Board authorized the issuance of 3,000,000 restricted shares of common stock to Mr. Snyder under the Company's stock compensation plan. As part of his separation agreement with the Company, the restriction on these shares was lifted. These shares were issued in January 2002.
(8) Mr. Sanchez joined the company as Chief Technical Officer on June 1, 2000. Mr. Sanchez resigned as Chief Technical Officer on January 22, 2002.

Stock Options

The Company did not grant options to the Company's Named Executive Officers during fiscal year 2001.

Aggregated Option Exercises in Fiscal 2001 and Value of Options at End of Fiscal 2001

There were no option exercises made by the Company's Named Executive Officers during 2001. At December 31, 2001, none of the Company's Named Executive Officers owned any unexercised stock options. The Company did not grant any stock appreciation rights during fiscal year 2001 and no such rights were outstanding as of the end of such fiscal year.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2001, Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Certain Relationships and Related Transactions

We engaged the services of Michael J. Zwebner, the former Chairman of the Board of Directors of the Company, under a consulting agreement with Overseas Communications, Ltd., an Israeli corporation. Annual payments to Overseas Communications under this agreement are $120,000. Mr. Zwebner owns 33% of the capital stock and is a director of Overseas Communications. In 2001, we issued 2,482,759 shares of common stock to Overseas Communications in payment of $90,000 of our obligations under this agreement. As of December 31, 2001, no amounts were due to Overseas Communications under the consulting agreement. In January 2002, Mr. Zwebner agreed to waive future amounts due under the consulting agreement in exchange for release of restrictions on stock granted to Mr. Zwebner in December of 2001.

From 1998 to 2001, we provided certain administrative, technical, operational support and loan advances totaling $715,950 to TV Telecommunications, Ltd., a United Kingdom corporation, Videocall of Canada, Inc., a Canadian corporation, Videocall Israel, Ltd., an Israeli corporation, and Videocall of Belgium, Ltd., a Belgian corporation. As of December 31, 2000, $386,396 of this amount had been reserved and at December 31, 2001, all balances due from these entities had been fully reserved and expensed as we do not expect these entities to continue as going concerns. Accordingly, we recorded a charge of $373,295 in our results from operations for the year ending December 31, 2001.

During 2000, Eugene Rosov, a former director and the President and Chief Executive Officer of the Company, exercised options to purchase 1,000,000 shares of our common stock by tendering notes issued by the Company in the amount of $436,406. During 2000, Clinton H. Snyder, a director and the former Chief Financial Officer of the Company, exercised options to purchase 750,000 shares of our common stock by tendering notes in the amount of $329,219. These notes accrued interest at an annual rate of 6%. These notes were included in our balance sheet as a reduction in Stockholders' Equity, under the category of "stock subscriptions receivable." In July 2001, the Company retroactively cancelled the issuance of these shares to Mr. Rosov and Mr. Snyder.

Sacramento Results, Inc. (SRI), a wholly owned subsidiary of the Company, entered into a lease agreement with Hard Disk Cafe, Inc., during November 2000, pursuant to which Hard Disk Cafe rents commercial space from Sacramento Results at its property in Sacramento, California. Messrs. Zwebner, Rosov and Snyder and Alexander Walker, Jr., a director of the Company, are stockholders of Hard Disk Cafe, and Mr. Zwebner is a director and the President of Hard Disk Cafe. The lease agreement provided for $41,600 in rental payments in 2001. As of December 31, 2001, Talk Visual had directly and through SRI advanced $189,081 to Hard Disk Cafe, Inc., including $189,091 in advances in 2001, had received $0 in rent payments from Hard Disk Cafe, and had recorded $41,600 in rental income in 2001.

In December 2001, we completed the purchase of 405,516 shares of common stock of Yak Communications (USA) Inc., for a purchase price of $793,205 consisting of 8,241,600 shares of our common stock and conversion of $462,840 of debt. Following the consummation of the transaction, we owned 10% of the outstanding capital stock of Yak Communications. Mr. Zwebner and Charles Zwebner, Mr. Zwebner's brother, are significiant stockholders of Yak Communications.

In December 2001, the Board of Directors authorized the issuance of 4,000,000 shares of restricted common stock to Mr. Zwebner and 3,000,000 shares of restricted common stock to each of Mr. Rosov and Mr. Snyder. These shares were issued in January 2002. In connection with an employment agreement with Mr. Zwebner and separation agreements with Mr. Rosov and Mr. Snyder, the restrictions on the sale of this common stock were lifted during 2002. In connection with this transaction, the Company recorded a non-cash charge in the amount of $300,000 during 2001.

As of December 31, 2001, the Company had advanced a total of $26,000 to Mr. Snyder (including $6,000 in 2001), $40,467 to Mr. Rosov (including $6,050 in
2001), and $93,094 to Mr. Zwebner (including $15,562 in 2001). Pursuant to separation agreements with Mr. Snyder and Mr. Rosov, amounts advanced to them by the Company were forgiven. Accordingly, the Company has recorded an expense in the amount of $66,467 in its results from operations for the year ending December 31, 2001. Mr. Zwebner has agreed to repay amounts advanced by the Company on his behalf in 2002.

Mr. Walker is the Chairman of the Board and a shareholder of Nevada Agency and Trust Company, the Company's transfer agent. During 2001, we paid $4,247 in transter agent and related fees to Nevada Agency and Trust Company.

Information Concerning Certain Stockholders

          The following table sets forth, as of June 19, 2002, the number and percentage of shares of Common Stock beneficially owned (as defined in Rule 13d-3 adopted under the Exchange Act) by (a) all persons known to the Company to own beneficially more than 5% of any class of voting security of the Company,
(b) each of the Company's directors, (c) the Company's officers named in the Summary Compensation Table set forth herein and (d) all directors and executive officers of the Company as a group.

                                                             Common Stock
                                                        -----------------------
                                                          Number    Percentage
                                                        of Shares    of Shares
                                                      Beneficially  Beneficially
Name and Address (1)                                   Owned(2)(3)   Owned(2)(3)
----------------------------------------------        ------------  ------------

Overseas Communications, Ltd. (4)
46/11 Diskin St
Jerusalem, Israel                                        8,472,128       5.7%

Clinton H. Snyder, CPA
   Secretary and Director                                3,500,000       2.3%

Alexander Walker, Jr. (5)
   Director                                                450,000       0.03%

Michael J. Zwebner (6)
   Chairman of the Board of Directors                   11,265,953       7.6%

All directors and executive officers as a
   Group (6 persons) (7)                                23,688,081      15.9%

-------------
(1) Unless otherwise indicated, the stockholder's address is the Company's principal executive offices.
(2) Percentage ownership is based on 149,216,741 shares of common stock outstanding as of June 19, 2002, plus any shares issuable pursuant to options or warrants held by the person or class in question which may be exercised within 60 days of June 19, 2002. Only those shares beneficially owned by the person holding such options are included in the outstanding shares for purposes of computing the percentage beneficially owned by that person; such shares are not deemed to be outstanding for purposes of computing any other person's percentage.
(3) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in this table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
(4) Michael J. Zwebner owns 33% of this entity, all other owners own less than 10%. The shares listed include options to purchase 2,000,000 shares of common stock which expire on June 30, 2002.
(5)  Includes options to purchase 100,000 shares of common stock.
(6) Includes options to purchase 2,488,667 shares of common stock which expire on June 30, 2002.
(7) Includes options to purchase 4,038,667 shares of common stock which expire on June 30, 2002.

    II. AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO GIVE THE BOARD THE AUTHORITY TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK

The Board of Directors has recommended that the stockholders vote to amend the Company's Articles of Incorporation to give the Board of Directors the authority to effect a reverse split of the Company's common stock without having to correspondingly reduce the number of authorized shares of common stock and without having to obtain stockholder approval. Under Nevada law, unless otherwise provided in a company's articles of incorporation, a reverse stock split may only be effected if the number of authorized shares of stock is correspondingly reduced or if stockholder approval is obtained. The text of the proposed amendment to the Articles of Incorporation is set forth in Appendix A to this Proxy Statement.

The ability to effect a reverse stock split will benefit the Company by providing flexibility to the Board of Directors to act quickly in response to market conditions without the need to delay for further action or authorization by stockholders (except as required by law).

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR GIVING THE BOARD OF DIRECTORS THE AUTHORITY TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK. IT IS THE INTENTION OF THE PESONS NAMED IN THE ACCOMPANYING FORM OF PROXY TO VOTE THE SHARES OF COMMON STOCK REPRESENTED THEREBY IN FAVOR OF THIS AMENDMENT UNLESS OTHERWISE INSTRUCTED IN SUCH PROXY.

The voting securities of the Company consist of its common stock, which is presently traded on the OTC Bulletin Board Market. As of June 19, 2002 the Company had 149,216,741 shares of common stock issued and outstanding and 500,000,000 shares of common stock authorized. In addition to its issued and outstanding common stock, the Company is obligated, in the aggregate, to issue 17,895,847 shares of common stock upon exercise of outstanding options and warrants.

Description of Capital Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of Directors of the Company may elect all of the Directors standing for election. Holders of common stock will be entitled to receive ratably any dividends if, as and when declared by the Board of Directors and upon dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its stockholders for the purpose of winding up its affairs and to receive the remaining property and assets of the Company legally available for distribution to holders of common stock. Holders of common stock have no cumulative voting rights nor any pre-emptive, subscription, redemption or conversion rights. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

                    III. APPOINTMENT OF INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended December 31, 2001, were Mayer Rispler & Company, P.C., Brooklyn, New York. The Board of Directors of the Company has recommended that Mayer Rispler & Company, P.C. be reappointed to serve as independent auditors for the Company for the fiscal year ending December 31, 2002. The Board of Directors considers Mayer Rispler & Company, P.C. to be eminently qualified. Mayer Rispler & Company, P.C. have served as the Company's auditors since December 31, 1998.

Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF MAYER RISPLER & COMPANY, P.C. TO EXAMINE THE FINANCIAL STATEMENTS OF THE COMPANY FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2002. IT IS THE INTENTION OF THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY TO VOTE THE SHARES OF COMMON STOCK REPRESENTED THEREBY IN FAVOR OF SUCH RATIFICATION UNLESS OTHERWISE INSTRUCTED IN SUCH PROXY.

A representative of Mayer Rispler & Company, P.C. will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Audit Fees

The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (a) the audit of the Company's annual financial statements set forth in the Company's Form 10-KSB for the year ended December 31, 2001, and (b) the review of the Company's quarterly financial statements set forth in the Company's quarterly reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, were approximately $50,000.

                                IV. OTHER MATTERS

The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                V. MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted IN FAVOR of the nominees proposed by the Board of Directors in the election of directors, FOR the amendment to the Company's Articles of Incorporation to increase the authorized shares of common stock and FOR the ratification of the Board of Directors' selection of independent auditors for the Company.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals

Stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders of the Company must be received by the Company by March 14, 2003 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting. In the event that a stockholder fails to notify the Company by May 26, 2003 of an intent to be present at the Company's 2003 Annual Meeting of Stockholders in order to present a proposal for a vote, the Company will have the right to exercise its discretionary authority to vote against the proposal, if presented, without including any information about the proposal in its proxy materials.

Annual Report on Form 10-KSB

A copy of the Company's Annual Report on Form 10-KSB, including the financial statements and financial statement schedules for the fiscal year ended December 31, 2001, which has been filed with the Securities and Exchange Commission, is being included with the mailing of this Proxy Statement.

Directors' Approval

The contents of this proxy statement have been approved and its mailing has been authorized by the Directors of the Company.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        Clinton H. Snyder, Secretary

Miami, Florida
June 28, 2002

                             TALK VISUAL CORPORATION
           PROXY -- Annual Meeting of Stockholders -- August 12, 2002

     The undersigned, a stockholder of TALK VISUAL CORPORATION, does hereby appoint HARLEY L. ROLLINS and CLINTON H. SNYDER, or either of them, his proxies, with full power of substitution or resubstitution, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Monday, August 12, 2002, at 10:00 A.M., local time, or at any adjournment thereof, upon such matters as may properly come before the meeting.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

1. Election of Directors, FOR all nominees listed below |_|      WITHHOLD AUTHORITY |_|
   (except as marked to the contrary below)                      to vote for all nominees listed below

                      Harley L. Rollins, Andrew T. Silber,
                     Clinton H. Snyder and Joseph A. Guzman,

          (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

2. Proposal for amendment to the Articles of Incorporation to give the Board of Directors the authority to effect a reverse split of the Company's common stock without having to correspondingly reduce the number of authorized shares of common stock.
   FOR |_|   AGAINST |_|   ABSTAIN |_|

3. Ratification of appointment of Mayer Rispler & Company, P.C. as independent auditors for the fiscal year ending December 31, 2002.
   FOR |_|   AGAINST |_|   ABSTAIN |_|

     The Board of Directors favors a vote "FOR" each item.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THEY WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED.

          IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) below exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.


                         Dated:_________________________________________, 2002


                         ________________________________________________(L.S.)


                         ________________________________________________(L.S.)
                                   Stockholder(s) Sign Here


 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY FAX IT TO
                                 305-572-0586.


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